EXECUTION VERSION

Exhibit 10.2

GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT (this "Guaranty"), dated as of the 18th day of May, 2018, made by TOWER INTERNATIONAL, INC., a Delaware corporation ("Guarantor"), to MODULE (DE) LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord").

W I T N E S S E T H :

WHEREAS, Landlord and TOWER AUTOMOTIVE OPERATIONS USA I, LLC (successor in interest to Tower Automotive Products Company, Inc. and Tower Automotive Tool LLC) entered into that certain Lease Agreement dated April 10, 2002, as amended by that certain First Amendment to Lease Agreement dated April 30, 2003, as further amended by that certain Second Amendment to Lease Agreement dated July 31, 2007, and as further amended by that Third Amendment to Lease Agreement dated May 22, 2014 (collectively the “Original Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord the Auburn Premises, the Bluffton Premises, and the Milan Premises, as more specifically described in the Original Lease;

WHEREAS, as of the date of the Third Amendment, the Original Lease was terminated as to the Milan Premises;

WHEREAS, Landlord (successor-by-merger to CHASSIS (DE) LIMITED PARTNERSHIP, a Delaware limited partnership) and Tenant are parties to that certain Lease Agreement dated as of April 10, 2002, as amended (the “Chassis Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain premises in Clinton Township, Michigan (the “Clinton Premises”) as more particularly described in the Chassis Lease;

WHEREAS, Landlord and Tenant are entering into that certain Fourth Amendment to Lease Agreement dated May 18, 2018 (the "Fourth Amendment"; and the Original Lease as amended by the Fourth Amendment, and as amended hereafter from time to time, the “Lease”);

WHEREAS, Landlord and Tenant desire to terminate the Chassis Lease by a separate Termination of Lease effective as of the date hereof, make the Clinton Premises part of and subject to the Lease, as more particularly set forth in the Fourth Amendment, and make other amendments and modifications to the Lease as described therein;

WHEREAS, all of the issued and outstanding stock of Tenant is indirectly owned by Guarantor;

WHEREAS, the execution and delivery by Guarantor of this Guaranty is a material inducement to Landlord to execute the Fourth Amendment, and Guarantor expects to derive financial benefit from the Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:

ARTICLE I.

GUARANTEE

1.01.       Guaranteed Obligations. Guarantor hereby absolutely unconditionally and irrevocably, jointly and severally, guarantees to and becomes surety for Landlord and its successors and assigns for the due, punctual and full payment, performance and observance of, the following (collectively, the "Guaranteed Obligations"):

(a)       the full and timely payment of all Rent and all other amounts due or to become due to Landlord from Tenant under the Lease or any other agreement or instrument executed by Tenant in connection therewith whether now existing or hereafter arising, contracted or incurred (collectively, the "Monetary Obligations"); and

(b)       all covenants, agreements, terms, obligations and conditions, undertakings and duties contained in the Lease to be observed, performed by or imposed upon Tenant under the Lease, whether now existing or hereafter arising, contracted or incurred (collectively, the "Performance Obligations"), as and when such payment, performance or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease. If for any reason any Monetary Obligation shall not be paid promptly when due, Guarantor shall, promptly upon written demand, pay the same to Landlord. If for any reason Tenant shall fail to perform or observe any Performance Obligation, Guarantor shall, promptly upon demand, perform and observe the same or cause the same to be performed or observed. Guarantor acknowledges and agrees that the Monetary Obligations include, without limitation, Rent and other sums accruing and/or becoming due under the Lease following the commencement by or against Tenant of any action under the United States Bankruptcy Code or other similar statute. Guarantor shall pay all Monetary Obligations to Landlord at the address and in the manner set forth in the Lease or at such other address as Landlord shall notify Guarantor in writing.

1.02.       Guarantee Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged, abated, impaired or in any way affected by:

(a)       any amendment, modification, extension, renewal or supplement to the Lease (except that any written amendment, modification, extension or supplement to the Lease shall be binding on Guarantor) or any termination of the Lease or any interest therein, except for termination upon the occurrence of a Termination Event in accordance with Paragraph 18 of the Lease;

(b)       any assumption by any party of Tenant's or any other party's obligations under, or Tenant's or any other party's assignment of any of its interest in, the Lease;

(c)       any exercise or non-exercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease or pursuant to applicable law (even if any such right, remedy, power or privilege shall be lost thereby), including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence or other action or inaction in respect thereof;

(d)       any change in the financial condition of Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Landlord, Tenant or Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Landlord, Tenant or Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;

(e)       any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;

(f)       the genuineness, invalidity or unenforceability of all or any portion or provision of the Lease;

(g)       any defense that may arise by reason of the failure of Landlord to file or enforce a claim against the estate of Tenant in any bankruptcy or other proceeding;

(h)       the release or discharge of or accord and satisfaction with of Tenant or any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;

(i)       the failure of Landlord to keep Guarantor advised of Tenant's financial condition, regardless of the existence of any duty to do so;

(j)       any assignment by Landlord of all of Landlord's right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for any Loan except for an assignment to a Competitor;

(k)       any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of Tenant under the Lease (except by payment in full of all Guaranteed Obligations) or Guarantor under this Guaranty (except by payment in full of all Guaranteed Obligations);

(l)       the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;

(m)       any actual, purported or attempted sale, assignment or other transfer by Landlord of the Lease or the Leased Premises or any part thereof or of any of its rights, interests or obligations thereunder;

(n)       any merger or consolidation of Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or all of Tenant’s assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of Tenant or any affiliate of Tenant to any other person or entity;

(o)       Tenant’s failure to obtain, protect, preserve or enforce any rights in or to the Lease or the Leased Premises or any interest therein against any party or the invalidity or unenforceability of any such rights; or

(p)       any other event, action, omission or circumstances which might in any manner or to any extent impose any risk to Guarantor or which might otherwise constitute a legal or equitable release or discharge of a guarantor or surety (other than payment and performance of the Guaranteed Obligations).

all of which may be given or done without notice to, or consent of, Guarantor.

No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Tenant or Guarantor now has or hereafter may have against Landlord shall be available hereunder to Guarantor against Landlord.

1.03.       Disaffirmance of Lease. Guarantor agrees that, in the event of rejection or disaffirmance of the Lease by Tenant or Tenant's trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law affecting creditors' rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).

1.04.       No Notice or Duty to Exhaust Remedies. Guarantor hereby waives notice of any default in the payment or non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand and protest and all notices of any kind except as otherwise specified herein. Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for, any of the Guaranteed Obligations. Guarantor hereby waives notice of any acceptance of this Guaranty and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of Guarantor hereunder. Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provision of this Guaranty. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding any action taken by Landlord or inaction by Landlord to enforce any of its rights or remedies against any other guarantor, person, entity or property whatsoever. This Guaranty is a guaranty of payment and performance and not merely of collection.

Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof. Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms.

Each default on any of the Guaranteed Obligations shall give rise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord any and all causes of action which arise prior to or after any suit is commenced hereunder may be included in such suit.

1.05.       Subrogation. Notwithstanding any payments made or obligations performed by Guarantor by reason of this Guaranty (including but not limited to application of funds on account of such payments or obligations), Guarantor hereby irrevocably agrees that any and all rights it may have, at any time, whether arising directly or indirectly, by operation of law, contract or otherwise, to assert any claim against Tenant or any other person or entity or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, and any and all rights that would result in Guarantor being deemed a "creditor" under the United States Bankruptcy Code of Tenant or any other person or entity, may not be enforced until one (1) year following the date on which all amounts due from Tenant under the Lease shall have been paid in full. If any payment shall be paid to Guarantor on account of any subrogation rights prior to one (1) year following the date on which the payment in full of all amounts due from Tenant under the Lease have been paid in full, each and every amount so paid shall be held in trust by Guarantor for Landlord. Every claim or demand which Guarantor may have against Tenant shall be fully subordinate to all Guaranteed Obligations.

ARTICLE II.
REPRESENTATIONS, WARRANTIES AND COVENANTS

2.01.       Representations and Warranties. The representations and warranties made by Guarantor in that certain Guarantor's Certificate of even date herewith made by Guarantor in favor of Landlord are hereby incorporated by reference herein (with all related definitions). Guarantor hereby represents and warrants to Landlord as provided therein.

2.02.       Financial Statements; Books and Records.

(a)       Guarantor shall keep adequate records and books of account with respect to the finances and business of Guarantor generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall, after the occurrence and continuation of an Event of Default, permit Landlord and Lender by their respective agents, accountants and attorneys (so long as no such person is a Competitor), upon reasonable notice to Guarantor, to visit the principal officers of Guarantor and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Guarantor, at such reasonable times as may be requested by Landlord or Lender. After the occurrence and continuation of an Event of Default, Upon the request of Lender or Landlord (either telephonically or in writing), Guarantor shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

(b)       Guarantor shall deliver to Landlord and Lender:

(i) as soon as available but not later than one hundred twenty (120) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Guarantor and its consolidated subsidiaries as at the end of such year and the related consolidated statements of income and operations, stockholders' equity and cash flows for such year, such consolidated statements reported on by a nationally recognized independent public accounting firm ("Independent Auditor"), (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), to the effect that such consolidated financial statements present fairly in all material respects the financial condition and the results of operations of Guarantor and its consolidated subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

(ii)       as soon as available but not later than sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Guarantor and its consolidated subsidiaries as of the end of such quarter and the related consolidated statements of income, members’ equity and cash flows for the period commencing on the first day of such year and ending on the last day of such quarter, and certified by a duly authorized officer of Guarantor having knowledge of the finances of Tenant and Guarantor as fairly presenting in all material respects and in accordance with GAAP (subject to ordinary, good faith year end audit adjustments and the absence of required footnotes), the financial position and the results of operations of Guarantor and its consolidated subsidiaries.

(c)       All quarterly and annual financial statements to be accompanied by a certification ("Covenant Certification") of a duly authorized officer of Guarantor (in such officer’s capacity as an officer of Guarantor and not in a personal capacity) having knowledge of the finances of Tenant and Guarantor that Guarantor and its consolidated subsidiaries have a Total Net Leverage Ratio (as defined in the Credit Agreement) not in excess of 3.75 to 1.00, together with a calculation of the Total Net Leverage Ratio;

(d)       Landlord, Lender and their respective agents, accountants and attorneys, shall consider and treat on a strictly confidential basis (i) any information disclosed to any of the Persons described in subparagraph (a) of this Section 2.02 during the course of a visit or contained in the books and records of Guarantor for which such Person has confirmed in writing that it is bound by the terms of this Section 2.02(d) (and Guarantor shall be entitled to require such confirmation as a condition to such visit or an examination of such books and records), and (ii) any copies of any books and records of Guarantor, and any financial statements of Guarantor pursuant to Section 2.02(b) which are delivered to or received by them and which are conspicuously stamped "CONFIDENTIAL".

The restrictions contained in Section 2.02(d) shall not prevent disclosure by Landlord or Lender of any information in any of the following circumstances:

(i)       Upon the order of any court or administrative agency to the extent required by such order and not effectively stayed or by appeal or otherwise;

(ii)       Upon the request, demand or requirement of any regulatory agency or authority having jurisdiction over such party, including the Securities and Exchange Commission (whether or not such request or demand has the force of law);

(iii)       That has been publicly disclosed other than by breach of Section 2.02(d) by Lender or Landlord;

(iv)       To counsel, accountants or consultants for Lender or Landlord; or

(v)       While an Event of Default exists, in connection with the exercise of any right or remedy under this Guaranty or any other related document;

(vi)       Independently developed by Landlord or Lender to the extent that confidential information provided by Guarantor is not used to develop such information;

(vii)       With respect to financial information and information that Landlord or its attorneys deem to be material in any reporting to the shareholders of Landlord or the shareholders or prospective shareholders (whether through a registered public offering or otherwise) of Landlord's parent company;

(viii)       In connection with any sale or financing of the Leased Premises, provided that any recipient of such information who is a prospective purchaser of the Leased Premises (except for a purchaser that purchases all or substantially all of the assets of Landlord's parent company) shall agree to be bound by the terms of this Section 2.02(d);

(ix)       As otherwise required by Law.

Notwithstanding any of the foregoing to the contrary, so long as Guarantor is a public company and the consolidated quarterly and annual financials of Guarantor which Guarantor would be otherwise required to cause to be delivered hereinabove are available to Landlord via EDGAR or other online service at no material cost to Landlord, then Landlord agrees that it shall obtain such quarterly and annual financials through such service and neither Tenant nor Guarantor shall be required to make the physical deliveries required hereinabove.

2.03.       INTENTIONALLY OMITTED.

2.04.       Estoppel Certificates. Guarantor shall, at any time upon not less than fifteen (15) days' prior written request by Landlord or Lender, deliver to the party requesting the same a statement in writing, executed by the president or a vice president of Guarantor (in such officer’s capacity as an officer of Guarantor and not in a personal capacity), certifying (i) that, except as otherwise specified, this Guaranty is unmodified and in full force in effect, (ii) that Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that Guarantor has no defense, setoff or counterclaim against Landlord arising out of or in any way related to this Guaranty, (iv) that, except as otherwise specified, there are not proceedings pending or, to the knowledge of Guarantor, threatened against Guarantor before any court, arbiter or administrative agency which, if adversely decided, could have a material adverse effect on the business, operations or conditions, financial or otherwise, of Guarantor or on its ability to perform its obligations hereunder and (v) such other matters as Landlord or Lender may reasonably request.

2.05.       Security Deposit. Guarantor acknowledges and agrees that (a) Tenant is required to increase the Initial Security Deposit if, at any time during the Term, Guarantor does not meet the Financial Ratio Test set forth in Section 2.02(c) and (b) that Guarantor shall be bound by the terms of Paragraph 36(a)(i) of the Lease with respect to the Credit Agreement or any Replacement Credit Agreement.

ARTICLE III.

EVENTS OF DEFAULT

3.01.       Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Guaranty:

(a)       a failure by Guarantor to make any payment of any Monetary Obligation (regardless of the reason for such failure) which continues for five (5) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such failure more than one (1) time within any Lease Year;

(b)       a failure by Guarantor duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01; provided, however, that such failure shall not be an Event of Default under this Guaranty until the expiration of the notice and cure period, if any, provided to Tenant for a default under Paragraph 22(a)(ii) of the Lease (subject in all events to the limitations set forth in Paragraph 22(b));

(c)       any representation or warranty made by Guarantor herein or in any certificate, demand or request made pursuant hereto proves to be untrue or incorrect when made, in any material respect;

(d)       any material default beyond the applicable cure period by Guarantor in any payment obligations pursuant to the Credit Agreement. The term Credit Agreement as used in this Paragraph 3.01(d) shall include any replacement credit agreement to the Credit Agreement;

(e)       Intentionally Omitted;

(f)       Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver for itself or its assets, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

(g)       a court shall enter an order, judgment or decree appointing, without the consent of Guarantor, a receiver or trustee for it or approving a petition filed against Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

(h)       Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution; or

(i)       Guarantor shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets.

ARTICLE IV.

MISCELLANEOUS

4.01.       Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. Guarantor hereby agrees to indemnify Landlord against, and to save and hold Landlord harmless from any required return by Landlord, or recovery from Landlord, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason. If an Event of Default at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to the Lease shall at such time be prevented by reason of the pendency against Tenant of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease shall be deemed to have been declared in default or accelerated with the same effect as if the Lease had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay and perform the Guaranteed Obligations in full without further notice or demand.

4.02.       INTENTIONALLY OMITTTED.

4.03.       Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

4.04.       No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.

4.05.       Notices. All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Guaranty shall be in writing unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party addressed, if to Landlord, at the address set forth in the Lease, and, if to Guarantor, at its headquarters located at 17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152, Attention: Legal Department, or in accordance with the last unrevoked written direction from such party to the other party.

4.06.       Expenses. Guarantor agrees to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord's enforcement or preservation of rights under this Guaranty or the Lease, including but not limited to such expenses as may be incurred by Landlord in connection with any default by Guarantor of any of its obligations hereunder or by Tenant of any of its obligations under the Lease.

4.07.       Survival. All obligations of Guarantor to make payments to or indemnify Landlord shall survive the payment and performance in full of the Guaranteed Obligations.

4.08.       Severability. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

4.09.       Counterparts. INTENTIONALLY OMITTED

4.10.       Governing Law. (a) This Guaranty was negotiated in New York, and accepted by Landlord in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contract made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Guaranty, and the Guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to § 5-1401 of the New York General Obligations Law.

(b)       Any legal suit, action or proceeding against Guarantor or Landlord arising out of or relating to this Guaranty shall be instituted in any federal or state court in New York, New York, pursuant to § 5-1402 of the New York General Obligations Law, and Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

4.11.       Successors and Assigns. This Guaranty shall bind Guarantor and its permitted successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.

4.12.       Incorporation of Recitals; Definitions. The recitals set forth on page 1 of this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth. Terms not otherwise specifically defined herein shall have the meanings set forth in the Lease.

4.13.       Rights of Lender. Guarantor acknowledges that the rights of Landlord under this Guaranty may be assigned to Lender as assignee of the Lease, in accordance with a valid assignment of the Lease as permitted by and pursuant to the terms of the Lease.

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IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

WITNESS:		TOWER INTERNATIONAL, INC.

		By:	/s/ Dennis C. Pike
		Name:	Dennis C. Pike
		Title:	Treasurer

By:	/s/ Amy C. Olschanski
Title:	Senior Corporate Paralegal

STATE OF MICHIGAN	)
) ss.:
COUNTY OF WAYNE	)

On the 18th day of May in the year 2018 before me, the undersigned, personally appeared Dennis C. Pike personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Treasurer of Tower International, Inc., and that by his signature on the instrument, the individual, or the entity upon behalf of which the individual acted, executed the instrument.

/s/ Sarah M. Younglove

Notary Public

Sarah M. Younglove

Notary Public, State of Michigan

County of Monroe

My Commission Expires 03-01-2025

Acting in the County of Wayne

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